UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under Rule 14a-12

DYNARESOURCE, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2024

DYNARESOURCE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-30371	94-1589426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Urban Towers 222 W. Las Colinas Blvd. Suite 1910 - North Tower
Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 869-9400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 9, 2024, DynaResource, Inc. (the “Company”) issued a press release announcing the postponement of its 2024 annual meeting of stockholders (the “2024 Annual Meeting”) from the previously scheduled date of Friday, December 13, 2024 to Monday, January 6, 2025. The Company decided to postpone the 2024 Annual Meeting due to unexpected delays in the process of printing and mailing the notice of meeting and accompanying proxy materials to certain of its stockholders.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Additionally, in connection with the postponement of the 2024 Annual Meeting, the timeline for submitting director nominations or other proposals by stockholders for consideration at the Company’s next annual meeting of stockholders has also been adjusted. To be timely, such a proposal must now be received (a) on or after September 8, 2025, but not later than October 8, 2025 if our next annual meeting of stockholders is to be held on a day that is not more than 30 days in advance of the anniversary of the 2024 Annual Meeting or not later than 70 days after the anniversary of the 2024 Annual Meeting; and (b) with respect to our next annual meeting of stockholders if it is to be held outside the time parameters in clause (a), not later than the close of business on the later of the 90th day prior to such next annual meeting of stockholders or the close of business on the 10th day following the date the Company publicly announce the date of such next annual meeting of stockholders (by press release or SEC filing).

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description
99.1	Press Release issued on December 9, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DynaResource, Inc.

Date:	December 9, 2024	By:	/s/ Rohan Hazelton
Rohan Hazelton, Chief Executive Officer

OTCQX: DYNR WWW.DYNARESOURCE.COM

DynaResource Announces Postponement of Annual Meeting of Stockholders

IRVING, TX / December 9, 2024 / DYNR-DynaResource, Inc. (OTCQX:DYNR) (“DynaResource”, or “Company”) today announced that due to unexpected delays in the process of printing and mailing the notice of meeting and accompanying proxy materials to certain of its stockholders, it has decided to postpone its 2024 annual meeting of stockholders (the “2024 Annual Meeting”) previously scheduled for Friday, December 13, 2024 at 12:00 p.m. Central Time to Monday, January 6, 2025 at 11:00 a.m. Central Time. The postponed 2024 Annual Meeting will be held at the Ground Floor Conference Room, Suite 109, 222 West Las Colinas Blvd., Irving, Texas 75039.

The close of business on November 8, 2024 will continue to be the record date for the determination of stockholders of the Company entitled to vote at the 2024 Annual Meeting. Stockholders of the Company who have previously submitted their proxy and who do not want to change their vote do not need to take any action.

No changes have been made to the proposals to be voted on by stockholders at the 2024 Annual Meeting. The Company encourages all of its stockholders to read the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2024 (the “Proxy Statement”) and distributed to the stockholders. Stockholders are also able to obtain, for free, copies of documents filed with the SEC at the SEC’s website at http://www.sec.gov.

The Company will continue to solicit votes from its stockholders with respect to the proposals set forth in the Proxy Statement. The Company encourages all stockholders who have not submitted their proxy to do so before 11:59 p.m. Eastern Time on January 3, 2025.

About DynaResource

DynaResource is a junior gold mining producer trading on the OTCQX under the symbol “DYNR”. DynaResource is actively mining and expanding the historic San Jose de Gracia gold mining district in Sinaloa, Mexico.

On behalf of the Board of Directors of DynaResource, Inc.

Rohan Hazelton
President & CEO

For Information on DynaResource, Inc. please visit www.dynaresource.com, or contact:

Investor Relations:
Katherine Pryde, Investor Relations Manager
+1 972-869-9400
info@dynaresource.com